Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1  of our report dated March 2, 2022 relating to the financial statements of Mobileye Group (a business of Intel Corporation), which appears in Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-267685) of Mobileye Global Inc. We also consent to the reference to us under the heading “Experts” in Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-267685) incorporated by reference in this Registration Statement.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited
Tel Aviv, Israel
October 25, 2022